Exhibit 99.1



For Immediate Release                              For more information contact:
Wednesday, July 27, 2005                     Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                  Reports Second Quarter and First Half Results


     Delphi, Indiana, July 27, 2005 - Chromcraft Revington, Inc. (AMEX:CRC) today reported higher sales and net earnings for the second quarter ended July 2, 2005 compared to the prior year period.

     Sales for the second quarter increased 1.8% to $43,401,000 from $42,638,000 in the year earlier quarter. Second quarter sales of occasional, commercial and upholstered furniture were higher than the prior year period while shipments of dining room and bedroom furniture were lower. For the three months ended July 2, 2005, net earnings increased to $2,093,000, or $.48 per share on a diluted basis, from $2,039,000, or $.48 per share on a diluted basis, for the same period last year. Operating income for the three months ended July 2, 2005 of $3,480,000 was at approximately the same level as compared to the year ago period.

     Sales for the first six months of 2005 were $88,060,000, a 1.2% decrease from the year earlier period. For the six months ended July 2, 2005 net earnings were $4,349,000, or $1.01 per share on a diluted basis, as compared to $3,532,000, or $.84 per share on a diluted basis, for the prior year period. Net earnings for the six months ended July 3, 2004 included a previously reported pre-tax charge of $1,100,000, or $.16 per share after-tax, recorded in the first quarter of 2004, to reflect a supplemental retirement benefit to the former President & Chief Executive Officer of the Company. Excluding this charge, diluted earnings per share for the first half of 2005 were at approximately the same level as compared to the same period last year.

     Commenting on second quarter results, Benjamin Anderson-Ray, Chief Executive Officer of the Company, said that shipments of coordinated upholstered and occasional furniture room packages have been well received at retail. He added that higher shipments of public waiting area seating boosted commercial furniture sales for the quarter as compared to the prior year period. Mr. Anderson-Ray pointed out that the Las Vegas Furniture Show has been successful in attracting new customers and interest in the Company's product lines.

     Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names.

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            Condensed Consolidated Statements of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                      (In thousands, except per share data)

                                                Three Months Ended     Six Months Ended
                                                ------------------    ------------------
                                                July 2,    July 3,    July 2,    July 3,
                                                 2005       2004       2005       2004
                                                -------    -------    -------    -------
Sales                                           $43,401    $42,638    $88,060    $89,105
                                                -------    -------    -------    -------
Gross margin                                     10,232      9,873     20,791     20,581
Selling, general and administrative expenses      6,752      6,374     13,581     14,461
                                                -------    -------    -------    -------
Operating income                                  3,480      3,499      7,210      6,120
Interest expense                                    164        189        318        386
                                                -------    -------    -------    -------
Earnings before income tax expense                3,316      3,310      6,892      5,734
Income tax expense                                1,223      1,271      2,543      2,202
                                                -------    -------    -------    -------
Net earnings                                    $ 2,093    $ 2,039    $ 4,349    $ 3,532
                                                =======    =======    =======    =======

Earnings per share of common stock
       Basic                                    $   .49    $   .49    $  1.02    $   .86
       Diluted                                  $   .48    $   .48    $  1.01    $   .84

Shares used in computing earnings
    per share
      Basic                                       4,299      4,132      4,253      4,115
      Diluted                                     4,340      4,220      4,306      4,201






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                Condensed Consolidated Balance Sheets (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                    July 2,    July 3,   December 31,
                                                     2005       2004        2004
                                                    -------    -------    -------
Accounts receivable                                 $20,085    $19,537    $18,133
Inventories                                          36,157     36,716     33,666
Prepaid expenses                                      2,351      2,018      1,971
                                                    -------    -------    -------

      Current assets                                 58,593     58,271     53,770

Property, plant and equipment, net                   31,200     33,882     32,490
Other long-term assets                                  818        803        776
                                                    -------    -------    -------

      Total assets                                  $90,611    $92,956    $87,036
                                                    =======    =======    =======

Current portion of bank debt                        $    --    $ 5,000    $    --
Accounts payable                                      5,316      5,791      5,093
Accrued liabilities                                   8,433      9,021      8,623
                                                    -------    -------    -------

      Current liabilities                            13,749     19,812     13,716

Bank debt                                             4,100      9,550      5,700
Other long-term liabilities                           4,251      5,500      4,711
                                                    -------    -------    -------

      Total liabilities                              22,100     34,862     24,127

Stockholders' equity                                 68,511     58,094     62,909
                                                    -------    -------    -------

      Total liabilities and stockholders' equity    $90,611    $92,956    $87,036
                                                    =======    =======    =======






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           Condensed Consolidated Statements of Cash Flows (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                                 Six Months Ended
                                                                -------------------
                                                                July 2,     July 3,
                                                                 2005        2004
                                                                -------     -------
Operating Activities
   Net earnings                                                 $ 4,349     $ 3,532
      Adjustments to reconcile net earnings to net
         cash provided by (used in) operating activities
           Depreciation expense                                   1,822       1,905
           Loss on disposal of property, plant and equipment        232          --
           Deferred income taxes                                    298        (403)
           Non-cash ESOP compensation expense                       432         459
           Stock option compensation expense                         65          99
           Changes in assets and liabilities
               Accounts receivable                               (1,952)     (1,769)
               Inventories                                       (2,491)     (5,848)
               Prepaid expenses                                    (810)       (714)
               Accounts payable and accrued liabilities              33        (113)
               Other long-term liabilities                         (328)        863
               Other                                                 12         (68)
                                                                -------     -------

   Cash provided by (used in) operating activities                1,662      (2,057)
                                                                -------     -------

Investing Activities
   Capital expenditures, net                                       (764)       (620)
                                                                -------     -------

   Cash used in investing activities                               (764)       (620)
                                                                -------     -------

Financing Activities
   Net borrowings under a bank revolving credit line              2,650       5,000
   Principal payments on bank term loan                          (4,250)     (2,500)
   Stock repurchase from related party                             (754)         --
   Exercise of stock options, net of tax benefit                  1,456         177
                                                                -------     -------

   Cash provided by (used in) financing activities                 (898)      2,677
                                                                -------     -------

Net change in cash                                                   --          --

Cash at beginning of period                                          --          --
                                                                -------     -------

Cash at end of period                                           $    --     $    --
                                                                =======     =======